Exhibit 99.1

Liberty Global Schedules Investor Call

For Third Quarter 2008 Results

Englewood, Colorado – October 29, 2008: Liberty Global, Inc. (“Liberty Global”) (Nasdaq: LBTYA, LBTYB and LBTYK) today announced plans to release its third quarter 2008 results on Wednesday, November 5, 2008 after market close. You are invited to participate in Liberty Global’s Investor Call, which will begin at 12:00 p.m. (ET), on Thursday, November 6, 2008. At that time, management will discuss the Company’s results and business, and may discuss the Company’s outlook and other forward looking information. Please call at least 15 minutes prior to the start of the teleconference.

877.874.1565     Domestic

719.325.4762     International

Replays of the teleconference will be available for approximately one week after the completion of the live conference call on November 6, 2008. The replay numbers are:

888.203.1112     Domestic

719.457.0820     International

7304025             Passcode

In addition to the teleconference, a live, listen-only webcast will be available within the Investor Relations section of www.lgi.com. It is anticipated that the webcast will be archived in the Investor Relations section of our website for at least 75 days.

About Liberty Global, Inc.

Liberty Global is the leading international cable operator offering advanced video, voice and broadband internet services to connect its customers to the world of entertainment, communications and information. As of June 30, 2008, Liberty Global operated state-of-the-art networks that served approximately 16 million customers across 15 countries principally located in Europe, Japan, Chile, and Australia. Liberty Global’s operations also include significant programming businesses such as Chellomedia in Europe.

For more information, please visit www.lgi.com or contact:

Investor Relations		Corporate Communications

Christopher Noyes	+1.303.220.6693	Hanne Wolf	+1.303.220.6678
K.C. Dolan	+1.303.220.6686	Bert Holtkamp	+31.20.778.9447
Molly Bruce	+1.303.220.4202